Exhibit 99.1

QuickLogic Reports Financial Results for its Fiscal Third Quarter 2024

SAN JOSE, Calif. – November 11, 2024 - QuickLogic Corporation (NASDAQ: QUIK) (“QuickLogic” or the “Company”), a developer of embedded FPGA (eFPGA) IP, ruggedized FPGAs and Endpoint AI solutions, today announced its financial results for the fiscal third quarter that ended September 29, 2024.

Recent Highlights

•	Third quarter results in line with recent guidance
•	Continued to execute on third tranche of the Strategic Radiation Hardened FPGA Technology US Government contract
•	Delivered eFPGA IP for GlobalFoundries' 12LP process to large defense industrial base customer
•	Delivered eFPGA IP for TSMC's N12e 12nm process to a large multi-national customer in a record time of three months
•	Continued development of an eFPGA Hard IP core, believed to be the first for Intel 18A process and on track for initial delivery by year-end 2024
•	SensiML partnered with eFabless to drive open-source Edge AI innovation
•	SensiML expanded platform support to include RISC-V architecture
•	Executed an agreement with Synopsys to include Synopsys Synplify® FPGA Logic Synthesis in the Aurora FPGA User Tool Suite

“We are on schedule to close 2024 with eFPGA Hard IP delivered for a total of six fabrication processes,” said Brian Faith, CEO of QuickLogic. "With these completed, we are in a position to capitalize on the growing number of inquiries we are seeing, and complete IP license deliverables for these fabrication processes quickly and with notably lower expenses thanks to our Australis eFPGA Hard IP Generator."

Fiscal Third Quarter 2024 Financial Results

Total revenue for the third quarter of fiscal 2024 was $4.3 million, a decrease of 35.9% compared with the third quarter of 2023 and an increase of 3.5% compared with the second quarter of 2024.

New product revenue was approximately $3.5 million in the third quarter of 2024, a decrease of ($2.6 million), or (42.0%), compared with the third quarter of 2023 and an increase of $0.5 million, or 15.7%, compared with the second quarter of 2024. The decrease in new product revenue from the same period a year ago was primarily due to the timing of deliverables for certain large eFPGA IP contracts.

Mature product revenue was $0.7 million in the third quarter of 2024. This compares to $0.6 million in the third quarter of 2023 and $1.1 million in the second quarter of 2024.

Third quarter 2024 GAAP gross margin was 55.8% compared with 76.9% in the third quarter of 2023 and 51.0% in the second quarter of 2024.

Third quarter 2024 non-GAAP gross margin was 60.0% compared with 78.0% in the third quarter of 2023 and 53.1% in the second quarter of 2024.

Third quarter 2024 GAAP operating expenses were $4.2 million compared with $3.8 million in the third quarter of 2023 and $3.6 million in the second quarter of 2024.

Third quarter 2024 non-GAAP operating expenses were $3.3 million compared with $3.3 million in the third quarter of 2023 and $2.9 million in the second quarter of 2024.

Third quarter 2024 GAAP net loss was ($2.1 million), or ($0.14) per share, compared with net income of $1.2 million, or $0.09 per basic share or $0.08 per diluted share, in the third quarter of 2023, and a net loss of ($1.6 million), or ($0.11) per share, in the second quarter of 2024.

Third quarter 2024 non-GAAP net loss was ($0.9 million), or ($0.06) per share, compared with net income of $1.8 million, or $0.13 per share, in the third quarter of 2023 and a net loss of ($0.7 million), or ($0.05) per share, in the second quarter of 2024.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time today, November 11, 2024, to discuss its current financial results. The conference call will be webcast on QuickLogic’s IR Site Events Page at https://ir.quicklogic.com/ir-calendar. To join the live conference, you may dial (877) 407-0792 and international participants should dial (201) 689-8263 by 2:20 p.m. Pacific Time. No Passcode is needed to join the conference call. A recording of the call will be available approximately one hour after completion. To access the recording, please call (844) 512-2921 and reference the passcode 13749709.

The call recording, which can be accessed by phone, will be archived through November 18, 2024, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops innovative embedded FPGA (eFPGA) IP, discrete FPGAs, and FPGA SoCs for a variety of industrial, aerospace and defense, edge and endpoint AI, consumer, and computing applications. Our wholly owned subsidiary, SensiML Corporation, completes the end-to-end solution portfolio with AI / ML software that accelerates AI at the edge/endpoint. For more information, visit www.quicklogic.com.

QuickLogic uses its website (www.quicklogic.com), the company blog (https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page (https://www.facebook.com/QuickLogic), and LinkedIn page (https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes certain charges related to stock-based compensation, in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner like how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses, and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash, and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures and may not be calculated in the same manner as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable U.S. GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our future profitability and cash flows, expectations regarding our future business and statements regarding the timing, milestones, and payments related to our government contracts, and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov/. Additional information will be set forth in the Company's Quarterly Report on Form 10-Q for the three and nine months ended September 29, 2024. In addition, please note that the date of this press release is November 11, 2024, and any forward-looking statements contained herein are based on management's current expectations and assumptions that we believe to be reasonable as of this date. We are not obliged to update these statements due to latest information or future events.

QuickLogic and logo are registered trademarks of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

Company Contact

Elias Nader

Chief Financial Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Alison Ziegler

Darrow Associates, Inc.
(201) 220-2678
ir@quicklogic.com

CODE: QUIK-E

 –Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2024	October 1, 2023	June 30, 2024	September 29, 2024	October 1, 2023
Revenue	$4,273	$6,665	$4,127	$14,407	$13,719
Cost of revenue	1,888	1,537	2,022	5,934	4,998
Gross profit	2,385	5,128	2,105	8,473	8,721
Operating expenses:
Research and development	1,954	1,933	1,527	4,940	5,067
Selling, general and administrative	2,292	1,915	2,095	6,738	5,700
Total operating expense	4,246	3,848	3,622	11,678	10,767
Operating income (loss)	(1,861)	1,280	(1,517)	(3,205)	(2,046)
Interest expense	(186)	(48)	(40)	(295)	(156)
Interest and other (expense) income, net	(34)	(36)	1	(22)	(99)
Income (loss) before income taxes	(2,081)	1,196	(1,556)	(3,522)	(2,301)
(Benefit from) provision for income taxes	13	4	(6)	14	4
Net income (loss)	$(2,094)	$1,192	$(1,550)	$(3,536)	$(2,305)
Net income (loss) per share:
Basic	$(0.14)	$0.09	$(0.11)	$(0.25)	$(0.17)
Diluted	$(0.14)	$0.08	$(0.11)	$(0.25)	$(0.17)
Weighted average shares outstanding:
Basic	14,555	13,859	14,439	14,390	13,377
Diluted	14,555	14,131	14,439	14,390	13,377

Note: Net income (loss) equals to comprehensive income (loss) for all periods presented.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 29, 2024	December 31, 2023
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$22,364	$24,606
Accounts receivable, net of allowance for doubtful accounts of $24 and $34, as of September 29, 2024 and December 31, 2023, respectively	657	1,625
Contract assets	2,331	3,609
Note receivable, current	—	1,200
Inventories	1,780	2,029
Prepaid expenses and other current assets	2,919	1,561
Total current assets	30,051	34,630
Property and equipment, net	14,137	8,948
Capitalized internal-use software, net	2,352	2,069
Right of use assets, net	828	981
Intangible assets, net	457	537
Non-marketable equity investment	300	300
Goodwill	185	185
Note receivable, non-current	1,260	—
Other assets	143	142
TOTAL ASSETS	$49,713	$47,792
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$20,000	$20,000
Trade payables	2,877	4,657
Accrued liabilities	1,457	2,673
Deferred revenue	449	1,052
Notes payable, current	1,798	946
Lease liabilities, current	275	302
Total current liabilities	26,856	29,630
Long-term liabilities:
Lease liabilities, non-current	529	681
Notes payable, non-current	1,314	461
Other long-term liabilities	125	125
Total liabilities	28,824	30,897
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000 authorized; 14,697 and 14,118 shares issued and outstanding as of September 29, 2024 and December 31, 2023, respectively	15	14
Additional paid-in capital	329,965	322,436
Accumulated deficit	(309,091)	(305,555)
Total stockholders’ equity	20,889	16,895
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,713	$47,792

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 29, 2024	October 1, 2023	June 30, 2024	September 29, 2024	October 1, 2023
US GAAP income (loss) from operations	$(1,861)	$1,280	$(1,517)	$(3,205)	$(2,046)
Adjustment for stock-based compensation within:
Cost of revenue	180	73	88	505	239
Research and development	323	171	197	877	513
Selling, general and administrative	645	372	517	2,131	1,165
Non-GAAP income (loss) from operations	$(713)	$1,896	$(715)	$308	$(129)
US GAAP net income (loss)	$(2,094)	$1,192	$(1,550)	$(3,536)	$(2,305)
Adjustment for stock-based compensation within:
Cost of revenue	180	73	88	505	239
Research and development	323	171	197	877	513
Selling, general and administrative	645	372	517	2,131	1,165
Non-GAAP net income (loss)	$(946)	$1,808	$(748)	$(23)	$(388)
US GAAP net income (loss) per share, basic	$(0.14)	$0.09	$(0.11)	$(0.25)	$(0.17)
Adjustment for stock-based compensation	0.08	0.04	0.06	0.25	0.14
Non-GAAP net income (loss) per share, basic	$(0.06)	$0.13	$(0.05)	$—	$(0.03)
US GAAP net income (loss) per share, diluted	$(0.14)	$0.08	$(0.11)	$(0.25)	$(0.17)
Adjustment for stock-based compensation	0.08	0.05	0.06	0.25	0.14
Non-GAAP net income (loss) per share, diluted	$(0.06)	$0.13	$(0.05)	$—	$(0.03)
US GAAP gross margin percentage	55.8%	76.9%	51.0%	58.8%	63.6%
Adjustment for stock-based compensation included in cost of revenue	4.2%	1.1%	2.1%	3.5%	1.7%
Non-GAAP gross margin percentage	60.0%	78.0%	53.1%	62.3%	65.3%

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2024	Q3 2023	Q2 2024	Q3 2024 to Q3 2023	Q3 2024 to Q2 2024
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	83%	91%	74%	(42)%	16%
Mature products	17%	9%	26%	29%	(31)%
Revenue by geography:
Asia Pacific	12%	6%	10%	40%	26%
North America	86%	91%	87%	(39)%	1%
Europe	2%	3%	3%	(62)%	(13)%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes, eFPGA IP intellectual property, professional services, and QuickAI and SensiML AI software as a service (SaaS) revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometer and includes related royalty revenue.